EXHIBIT 10(e)(2)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

                         TII NETWORK TECHNOLOGIES, INC.

                          COMMON STOCK PURCHASE WARRANT

                                                                          WQ - 1

          1. Issuance. For good and valuable consideration, the receipt of which is hereby acknowledged by TII NETWORK TECHNOLOGIES, INC., a Delaware corporation (the "Company"), Leonardo, L.P., a Cayman Islands limited partnership, or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on June 21, 2005 (the "Expiration Date"), SEVEN HUNDRED FIFTY THOUSAND (750,000) fully paid and nonassessable shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") at an initial exercise price per share equal to $1.00 (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof.

          2. Exercise of Warrants. This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable, at the election of the Holder: (a) in cash or by certified or official bank check; (b) by "cashless exercise" by means of tendering this Warrant Certificate to the Company to receive a number of shares of Common Stock equal in Market Value to the difference between the Market Value of the shares of Common Stock issuable upon exercise of this Warrant and the total cash exercise price thereof; or (c) by "net exercise" by means of tendering this Warrant Certificate to the Company in exchange for an amount in cash equal to the Market Value of the difference between the Market Value of the shares of Common Stock issuable upon exercise of this Warrant and the product of the Exercise Price and the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased (in the case of clause (a) above), the Holder shall be entitled to receive (i) in the case of clause (a) or clause (b) above, a certificate or certificates for the shares of Common Stock so purchased or
(ii) in the case of clause (c) above, such amount of cash as is determined pursuant to such clause (c). For the purposes of this Section 2, "Market Value" shall be an amount equal to the average of the closing bid prices of a share of Common Stock for the five (5) trading days preceding the Company's receipt of the Notice of Exercise Form duly executed. The Holder may not exercise this Warrant pursuant to Section 2(c) for any cash payments which would be prohibited under any restrictions contained in any mortgage, indenture or loan agreement now or hereinafter binding upon the Company, including, without limitation, the Revolving Credit, Term Loan and Security Agreement dated as of April 30, 1998 (as the same has been and may be amended, extended, renewed, increased, restated, modified, supplemented or refinanced from time to time, the "Credit Agreement") among the Company, TII Corporation and BNY Financial Corporation (the "Lender"); provided, however, the Holder may, at any time, partially exercise this Warrant pursuant to Section 2(c) for a cash payment by the Company equal to the maximum amount of cash the Company would be permitted to pay any individual or entity without breaching the terms of such mortgage, indenture or loan agreement. For the purposes hereof, if any cash payment, which is prohibited under a specific restriction or restrictions contained in any mortgage, indenture or loan agreement, would be included in a "basket" or similar carve-out to such restriction or restrictions contained in such mortgage, indenture or loan agreement, as the case may be, then such cash payment shall not be considered prohibited under such restriction or restrictions contained in such mortgage, indenture or loan agreement. The Holder acknowledges that the Lender has not, by its review and/or approval of the form of this Warrant, waived any restrictions on cash payments by the Company which are contained in the Credit Agreement on the date hereof.

          3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares"). The Company shall use its best efforts and all due diligence to increase the number of shares of Common Stock so reserved to cure any deficiencies, and, if necessary, to obtain approval of its stockholders therefor, including authorization of such additional number of shares of Common Stock as may be required in excess of the number so reserved.

          4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

          5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

          6. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

               6.1. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the date of issuance of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (for the purposes of this paragraph, Common Stock shall include the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but shall exclude shares of Common Stock issued or deemed to have been issued by the Company in connection with (i) any employee benefit plan which has been approved by the Company's Board of Directors, pursuant to which the Company's securities may be issued to any employee, officer, consultant or director for services provided to the Company, (ii) equipment leases, (iii) the issuance of any securities upon exercise, exchange or conversion of any securities of the Company that are exercisable or exchangeable for, or convertible into, Common Stock that are outstanding on the date of original issuance of this Warrant and
(iv) this Warrant ) for a consideration per share less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Exercise Price then in effect shall be reduced to an amount equal to the product of: (a) the Applicable Price; and (b) a fraction, (x) the numerator of which shall be the number of Fully Diluted Shares (as defined below) outstanding immediately prior to such issue or sale plus the number of shares that the aggregate consideration received by the Company for such issuance or sale would purchase at the Applicable Price, and (y) the denominator of which shall be the number of Fully Diluted Shares outstanding immediately prior to such issue or sale plus the number of shares issued in such issuance or sale. Upon each such adjustment of the Exercise Price pursuant to the immediately preceding sentence, the number of shares of Common Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. At any time, the number of "Fully Diluted Shares" outstanding at such time shall mean the number of shares of Common Stock outstanding at such time plus the number of shares of Common Stock that may be issued upon exercise, exchange or conversion of securities of the Company that are exercisable or exchangeable for, or convertible into, Common Stock that are outstanding at such time.

               6.2. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 6.1 above, the following shall be applicable:

          (a) Issuance of Options. If the Company in any manner grants or sells any rights, warrants or options to subscribe for or purchase (i) Common Stock or any other stock or (ii) securities directly or indirectly convertible into or exchangeable or exercisable for Common Stock ("Options") and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any stock or securities, other than Options, directly or indirectly convertible into or exchangeable or exercisable for Common Stock ("Convertible Securities") issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 6.2(a), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exchange or exercise of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price shall, subject to Sections 6.2(c) and (d), be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

          (b) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 6.2(b), the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exchange or exercise of such Convertible Security. No further adjustment of the Exercise Price shall, subject to Sections 6.2(c) and (d), be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price had been or is to be made pursuant to other provisions of this Section 6.2, no further adjustment of the Exercise Price shall, subject to Sections 6.2(c) and (3), be made by reason of such issue or sale.

          (c) Change in Option Price or Rate of Conversion. If the purchase price or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, sale, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Options or Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted. For purposes of this Section 6.2(c), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall, subject to Section 6.2(d), be made if such adjustment would result in an increase of the Exercise Price then in effect.

          (d) Expiration or Termination of Options or Convertible Securities. If any Options or Convertible Securities (or any portion thereof) that shall have given rise to an adjustment pursuant to Section 6.1 shall have expired or terminated without the exercise, exchange or conversion thereof and/or if by reason of the terms of such Options or Convertible Securities there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise, exchange or conversion thereof, then the Exercise Price shall be readjusted (but to no greater extent than originally adjusted with respect to the issuance or sale of such Options or Convertible Securities, as the case may be) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such Option or Convertible Securities as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise, exchange or conversion (as applicable) of such Options or Convertible Securities as having been issued for the consideration actually received and receivable therefor and (z) treating any of such

Options and Convertible Securities that remain outstanding as subject to exercise, exchange or conversion on the basis of such exercise or conversion price as shall be in effect at such time.

               6.3. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Sections 6.1 and 6.2, the following shall be applicable:

          (a) Calculation of Consideration Received. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options or Convertible Securities by the parties thereto, the Options or Convertible Securities, as the case may be, will be deemed to have been issued for $0.01; provided, however, that in the case the parties thereto shall allocate specific consideration to such Options or Convertible Securities, such Options or Convertible Securities, as the case may be, shall be deemed to have been issued for the portion of the consideration allocable to such Options or Convertible Securities, as determined in good faith by the Company. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the aggregate amount received by the Company therefor less underwriter's discounts and commissions (if any). If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the Closing Price of such securities on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities (but including capital stock of a business whose shares are not (x) listed or admitted to trading on the New York Stock Exchange or, (y) if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading, or, (z) if the shares of such stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, in either case as reported by the National Association of Securities Dealers, Inc.) will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error, and the fees and expenses of such appraiser shall be borne by the Company.

          (b) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               6.4. Adjustment of Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 6.4 shall become effective at the close of business on the date the subdivision or combination becomes effective.

               6.5. Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

          (a) the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Price of the Common Stock on the trading day immediately preceding such record date; and

          (b) either, at the election of the Company, (i) the number of shares of Common Stock obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (a), or (ii) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase

Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (a).

               6.6. Merger, Sale of Assets, Etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a stock split or combination, stock dividend, reclassification, or like capital adjustment of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation or other entity including a merger or consolidation in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then as a part of such reorganization, merger, consolidation, sale or transfer lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and payment of the Exercise Price then in effect, the number of shares of stock or other securities or property resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 6. The foregoing provisions of this Section 6 shall similarly apply to successive reorganization, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation or other entity that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable for shares in connection with any such transactions is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably practicable, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

               6.7. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the Holder; provided that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 6.

               6.8. Notices.

          (a) Immediately upon any adjustment of the Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

          (b) The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

          (c) The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any merger, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

          7. Transfer to Comply with the Securities Act. This Warrant has not been registered under the Securities Act and has been issued to the Holder for investment purposes and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act relating to such security or an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Securities Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

          8. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given: (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically generated and kept on file by the sending party), or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, such as Federal Express, in each case with postage and delivery fees prepaid, addressed to the party to receive same at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

COMPANY:          TII Network Technologies, Inc.
                  1385 Akron Street
                  Copiague, NY 11726
                  Fax:  (631) 789-5099
                  Attention:  Kenneth A. Paladino, CFO

with a copy to:   Jenkens & Gilchrist Parker Chapin LLP
                  405 Lexington Avenue
                  New York, NY 10174
                  Fax:  (212) 704-6288
                  Attention:  Richard A. Rubin, Esq.

HOLDER:           Leonardo, L.P.
                  c/o Angelo Gordon & Co.
                  245 Park Avenue, 26th Floor
                  New York, NY 10167
                  Fax:  (212) 867-5436
                  Attention:  Gary I. Wolf

with a copy to:   Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, NY  10019
                  Fax:  (212) 492-0436
                  Attention:  Douglas A. Cifu, Esq.

          9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant and the Exchange Agreement, each between the Company and the Initial Holder dated June __, 2002, contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

          10. Governing Law. This Warrant shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. Each of the Company and each Holder hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the Company and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant in that jurisdiction or the validity or enforceability of any provision of this Warrant in any other jurisdiction.

          11. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Capitalized terms used herein which are not otherwise defined shall have the meanings ascribed to such terms as in the Securities Purchase Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 21st day of June, 2002.

                                        TII NETWORK TECHNOLOGIES, INC.


                                        By: /s/ Kenneth A. Paladino
                                            ------------------------------------
                                        Name:   Kenneth A. Paladino
                                             -----------------------------------
                                        Title:  VP Finance, Treasurer and CFO
                                              ----------------------------------

Attest:


/s/ Richard A. Rubin
------------------------------

                         TII NETWORK TECHNOLOGIES, INC.

                               Notice of Exercise

|_| [Check this box if this Warrant is being exercised pursuant to Section 2(a).] The undersigned hereby irrevocably elects to exercise the right to purchase ________ shares of Common Stock covered by this Warrant according to the conditions hereof and herewith makes payment of the Exercise Price for such number of shares in full.

|_| [Check this box if this Warrant is being exercised pursuant to Section 2(b).] The undersigned hereby irrevocably elects to exercise the right to purchase ________ shares of Common Stock covered by this Warrant according to the conditions hereof and herewith surrenders an aggregate of ________ shares of shares of Common Stock (which such number of shares of Common Stock are computed in accordance with Section 2 of this Warrant).

|_| [Check this box if this Warrant is being exercised pursuant to Section 2(c).] The undersigned hereby irrevocably elects to exercise the "net exercise" of this Warrant according to the conditions hereof and herewith surrenders this Warrant in exchange for a cash payment equal to $____________ (which such payment is computed in accordance with Section 2 hereof).

     If this Warrant is being exercised pursuant to Section 2(a) or 2(b), the undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for and to purchase thereunder, shares of the stock provided for herein, and requests that certificates for such shares be issued in the name of:

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 (Please Print Name, Address and Social Security No. or Tax Identification No.)

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant certificate for the balance remaining of the shares purchasable under the within Warrant certificate be registered in the name of the undersigned holder of this Warrant or the holders' assignee as below indicated and delivered to the address stated below.

Date: ________, 20__.

Name of holder of this Warrant or Assignee: ______________________
                                                (Please Print)

Address:
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Signature:
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Note: The above signature must correspond with the name as written upon the face of this Warrant certificate in every particular without alteration or enlargement or any change whatever unless this Warrant has been assigned.

Signature Guaranteed:
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